EXHIBIT 10.16
                           MEDIA PARTNERS CORPORATION
                             DISTRIBUTION AGREEMENT

THIS AGREEMENT made this September 2nd, 2003, between Media Partners Corporation, 911 Western Avenue, Suite 306 Seattle, WA 98104 (hereinafter called "MPC") and Advanced Knowledge, 17337 Ventura Blvd. Suite (224) 208 (initials) Encino, CA 91316 (hereinafter called "Distributor"), sets forth the terms and conditions under which the Distributor will market and distribute MPC's video based training programs.

1.       DISTRIBUTORSHIP

1.1 WHERE AS Distributor markets, sells, and distributes video and printed materials to businesses and organizations (hereinafter called "Purchaser"), MPC hereby grants to Distributor the right to promote, advertise and sell licensing agreements to MPC video Program(s) listed on the attached "Exhibit A", (hereinafter referred to as the "Product"). Distributor agrees to exercise diligent efforts in merchandising the Product in a manner mutually acceptable and profitable to the Parties.

1.2 All Product use by a Purchaser shall be subject to the provisions of the MPC License Agreement as described in "Exhibit E."

1.3      MPC shall retain all rights not specifically granted to Distributor.

2.       INDEPENDENT CONTRACTOR

2.1 DISTRIBUTOR is an independent sales agent being retained as an independent contractor and not as an employee, partner or joint venture of MPC.

2.2 MPC has no obligation to provide, and shall not provide Distributor or its employees with any health, pension, or other fringe benefits pursuant to this Agreement.

2.3 MPC shall exercise no direction or control over Distributor's employees or over their hours and conditions of employment. Distributor shall not operate out of MPC's premises and shall provide all of the supplies and equipment it uses during the course of promoting and distributing MPC's Product. Distributor maintains its own separate financial records and books of account. Distributor has obtained all registrations and/or licenses necessary to engage in its distribution business, and shall provide evidence of such registration on request.

3.       TERRITORY

MPC hereby grants to Distributor non-exclusive right to sell and distribute Product to qualified users in the following country(ies): United States. Distributor acknowledges that MPC does engage in direct sales and will also engage other distributors.

4.       COMPENSATION

4.1 Distributor is an independent sales agent representing MPC's Product. Distributor will obtain from Purchaser orders for preview, sale and rental of Product.

4.2 Distributor will submit Product orders to MPC and MPC will ship the Product directly to Purchasers. Distributor shall send invoices for the Product to the Purchasers. Each invoice shall be for the Product's purchase price plus all applicable sales tax and shipping charges. Distributor shall be responsible for collecting payment from the Purchaser.

4.3 MPC will invoice DISTRIBUTOR within five (5) days of the date when MPC ships the product to the Purchaser. MPC invoices will be Net Sixty (60). Past due invoices over 60 days will bear interest at 18% from date of invoice.

4.4 DISTRIBUTOR shall retain, as commission, a percentage of Product license fee as listed in Commission Schedule in "Exhibit B".

4.5      DISTRIBUTOR shall retain a 25% commission on ancillary materials.

5.       TITLE

5.1 DISTRIBUTOR acknowledges that the title and all rights to all Product other than those specifically granted remains with Producer and further acknowledges that Distributor has no right to vest tide or any right or liens in favor of itself or any third party. Distributor or those Distributor does business with or licenses MPC product to shall not alter the Product without the written consent of MPC.

5.2 Print materials, such as labels, promotions, etc. created by Distributor shall include MPC's copyright notice including the Universal Copyright Convention mark(C)and "All Rights Reserved" such as: MPC(C)All Rights Reserved. All product titles and the use of Media Partners(TM)shall include a trade mark subscript such as: The Guest(TM)and Media Partners(TM).

6.       OBLIGATIONS

6.1 MPC will provide Distributor, at no charge, one (1) preview copy of each Product to be used for in-house evaluation. MPC will provide Distributor with additional preview copies to be used in their marketing and sales process with potential purchasers, at cost with a reasonable markup to cover handling and processing. Distributor may also purchase from MPC a Preview Duplication Master to duplicate vhs preview copies. Leaders guide, workbooks and other ancillary materials will be sold separately at a reasonable price.

6.2 DISTRIBUTOR will offer previews to potential purchasers at no charge or at a reasonable price to be determined by Distributor with approval of MPC, which approval will not be unreasonably with held. Distributor shall be responsible for shipping and invoicing purchasers for previews.

6.3 The Product price(s) are included in Exhibit A. Distributor agrees to sell licensing agreements to the Product for the published license fees as listed in "Exhibit A." MPC will notify Distributor of exceptions or changes to this pricing policy. Additional product(s) can be added and or price changed only upon written notice from MPC.

7.       RESTRICTION

7.1 No showing of any Product shall be allowed on broadcast, cable, or closed-circuit television except by written consent of MPC, which consent may be withheld for any reason. In addition, MPC may impose other reasonable restrictions so long as Distributor is given advance written notice thereof.

7.2 Distributor agrees not to commit any act which would infringe on or destroy any copyright or other proprietary interest of MPC in the Product. Distributor's intentional misrepresentation of the Product or of the relationship between the Parties is grounds for immediate termination of this agreement.

7.3 During the terms of this Agreement, MPC agrees that the names of purchasers' submitted by Distributor will not be disclosed to third parties except for purposes of product fulfillment.

7.4 MPC and Distributor acknowledge that MPC already possess the names and addresses and telephone numbers of purchasers or may obtain them independent of this Agreement. Any usage of such names, addresses or telephone numbers by MPC, if not obtained from Distributor, shall not violate this Agreement. Names of purchasers provided by Distributor shall not be available for contact by MPC during the term of this agreement. Further, the inadvertent or unintentional violation of these provisions shall not void this Agreement if promptly corrected by MPC when discovered.

8.       MINIMUM DISTRIBUTOR PERFORMANCE STANDARDS

8.1      The  following  minimum  performance  standards  must be  maintained by
Distributor:

         a. Distributor must average at least $ 1,000 per month in gross combined Sales of license agreements for the Produces) and Related Products listed in "Exhibit A."
         b. Distributor must stay current in its payments to MPC as required by Section 4.

8.2 Failure of Distributor to meet the minimum standards shall subject Distributor to one or more of the following remedies at MPC's option"

         a.       The immediate setting or readjustment of credit limits.

         b.       The immediate imposition of COD terms.

         c. A reduction in Distributor's commission in an amount deemed appropriate by MPC. MPC will provide Distributor written notification of such decrease in commission, fifteen (15) day prior to effective date of decrease.

         d.       Termination of this Agreement.

9.       TERM AND TERMINATION

9.1 The term of this Agreement is for a period of One year and four months from September 2, 2003 through and including December 31, 2004. This Agreement shall automatically renew itself on a year to year basis.

9.2 In the event of any material breach or recurring non-material breach by a party, the non-breaching party may terminate this Agreement if such breach remains uncured ten (10) days after the breaching party's notified, in writing, of such breach. A material breach shall include but not be limited to misrepresentation of MPC License Agreement, fraudulent sale(s), sale ofrental(s), fraudulent discounting or discounting not approved by MPC and fraudulent record keeping.

9.3 Notwithstanding the foregoing, each party shall have the right to terminate this Agreement immediately by prior written notice if the other party becomes the subject of a voluntary or involuntary proceeding under any bankruptcy, insolvency, reorganization, or similar law, makes an assignment for the benefit of creditors, consents to the appointment of a receiver of its property, becomes insolvent or bankrupt, or if any equivalent event occurs under the laws of jurisdiction where it is incorporated or carries on its business.

9.4      MPC may terminate this agreement within ten (10) days at its option if:

         a. Fifty percent (50%) or more of the stock and/or assets of the Distributor is acquired by an unaffiliated third party, or

         b. If changes occur in upper management, organizational structure or focus of the Distributor which MPC may deem to be detrimental to sales or MPC's working relationship with Distributor. c. Distributor does not notify MPC of such changes within 10 days.

9.5 MPC or Distributor may terminate this agreement upon 60 day written notice delivered by registered mail.

9.6 Upon termination or expiration of this Agreement, Distributor shall within thirty (30) days of such termination or expiration, submit all required reports and remit all royalties and payments due along with any and all samples, masters, consigned products and any other materials provided by MPC in connection with this Agreement which are in Distributor's possession.

10.      PROMOTION

10.1 Promotion will be the responsibility of the Distributor unless otherwise agreed to by the Parties. Promotion includes those activities designed to provide prominent exposure of the Products to purchasers and optimal Distributor activity to sell the Products.

10.2 DISTRIBUTOR agrees to all promotional, marketing and sales programs as outline in "Exhibit C".

10.3     MPC  may  supply  Distributor  with  promotional   materials  at  MPC's
discretion.

11.      INDEMNIFICATION

MPC and Distributor agree to indemnify, reimburse, defend, and hold each other and their subsidiaries, officers and directors harmless from any claim, demand, or judgment made, asserted or obtained against them, including all costs, disbursements and expenses incurred in connection with any claim of copyright infringement, libel, slander, unfair competition, or other alleged unethical business behavior arising from the activities of the indemnifying party.

12.      LIMITATION ON LIABILITY

Neither MPC nor the Distributor shall be liable for any act, delay or omission occasioned by an act of God or the public enemy, or by riot, insurrection, strikes, labor disturbances, or any failure or delay by any transportation company or agency for any act, delay, or omission due to their negligence.

13.      NOTICE

A Notice may be provided either Party at the address set forth below, which notice shall be deemed sufficient when sent by registered mail, properly addressed, with full postage affixed, unless otherwise herein provided.

14.      AUDIT

14.1 Distributor will maintain accounting records conforming to generally accepted accounting practices. MPC has the right to audit all of Distributor's records that pertain to activity relevant to this agreement with reasonable notice and on Distributor's premise.

14.2 All inspections or audits of such records by MPC or its representatives shall be conducted at MPC's expense, unless it is established thereby that MPC has been underpaid by more than five percent (5%), in which event Distributor shall reimburse MPC for under payment and the reasonable cost of such audit or inspection.

15.      ENTIRE AGREEMENT

This agreement sets forth the entire understanding between the parties in regard to the subject matter hereof, replacing and superseding any and all prior agreements, and cannot be modified except by written document signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

16.      NON ASSIGNMENT

Distributor may not assign or sub-license this agreement without MPC's prior written consent. This agreement shall be binding upon and inure to the benefit of MPC and its successors and permitted assigns and upon the Distributor, its successors and assigns.

17.      SITUS

Both Parties acknowledge that this Agreement was accepted by MPC in Seattle, Washington, and that this Agreement and all policies and procedures shall be interpreted in accordance with the laws of the State of Washington, and jurisdiction and venue for any dispute in relation thereto shall be in Seattle, Washington.

18.      ARBITRATION

Any dispute arising out of or relating to this Agreement which cannot be settled by agreement of the parties shall be settled by arbitration. The arbitration shall be conducted in accordance with the provisions of RCW 7.04 et seq., and with respect to such matters are not covered therein, by the rules and regulation of the American Arbitration Association; provided, however, that in the event of conflict between said statute and such rules and regulations, the provisions of the statute shall control. The cost and expenses of arbitration, including on any appeal, with attorneys' fees, shall be awarded to the prevailing party.

Executed the day and year first above written.

DISTRIBUTOR:               /S/ (Howard Young)
                           -------------------------------
                           By: Howard Young
                           Advanced Knowledge
                           17337 Ventura Blvd., Suite 208
                           Encino, CA 91316
                           800-700-2914




MPC:                       /s/ (Gail A. Whitaker)
                           -------------------------------
                           By: Gail Whitaker
                           Media Partners Corporation
                           911 Western Avenue, Suite 306
                           Seattle, WA  98104
                           (206) 682-8009

                                    EXHIBIT A


Title                          Sale License Fee     Rental License Fee     Preview License Fee
                                  VHS/DVD              VHS/DVD                 (Optional)
THE GUEST(TM)                     $695/$795            $250/$300                 $35

THE FRONT  OF THE CLASS (TM)      $695/$795            $250/$300                 $35

I'LL BE BACK(TM)                  $595/$695            $250/$300                 $35

VIOLENCE:                         $495/$595            $250/$300                 $35
REDUCING YOUR
    RISK (TM)

WORKPLACE VIOLENCE:               $495/$595            $250/$300                 $35
  THE RISK FROM
     WITHIN (TM)

THE DIFFICULT  GUEST(TM)          $895/$995            $295/$350                 $40

THE PRACTICAL COACH(TM)           $695/$795            $250/$300                 $35

IT'S TIME TO STOP(TM)             $495/$595            $250/$300                 $35

IN THIS TOGETHER(TM)              $695/$795            $250/$300                 $35

KEEPING THE GOOD ONES(TM)         $695/$795            $250/$300                 $35

GIVE 'EM THE PICKLE(TM)           $695/$795            $250/$300                 $35

WHAT DO YOU SAY?(TM)              $695/$795            $250/$300                 $35


These prices may be modified by MPC on notice to Distributor.

                                    EXHIBIT B
                               Commission Schedule

MPC shall set Distributor commission at 50% effective September 2, 2003. Distributor's sales commission shall be adjusted every January 1st and July 1st based upon the following schedule.

                    DISTRIBUTOR LEVELS

GROSS MPC MONTHLY SALES                   COMMISSION

$     0 to $ 7,500                           40.00%
$ 7,501 to $15,000                           42.50%
$15,001 to $22,500                           45%
$22,501 to $30,000                           47.50%
$30,001 up                                   50%

                                    EXHIBIT C
                            PROMOTIONAL AND MARKETING

CATALOGS AND WEBSITES

1. MPC best sellers and major releases to receive prominent placement within Distributor's catalog and website.

2. Distributor to use ad copy, photos, award insignias, etc. supplied by MPC for catalogs and website. MPC to be given courtesy draft copy.

3. The caption "A Media Partners(TM) Release" to be included in catalog and on website for all MPC titles.

Sales Support

1. Distributor will ensure timely circulation of MPC sales information and news letters to sales team.

                                    EXHIBIT D
                                DISCOUNT SCHEDULE

1. MPC will negotiate special pricing below its published "Multiple Discount Schedule," but ifs important to note that we are NOT PROTECTING THE SALE, we are only establishing a special discount for THE PURCHASER. They decide from whom they wish to buy.

2. Special discounts are only valid if ALL of the following are true:

         - Prior approval has been granted from MPC

         - MPC is supplied by email or fax the Company Name, Contact Name, City, State, Number of Units and agreed upon price.

3. Other Distributors calling in regard to special pricing for quotes which are an identical match in Company Name, Contact Name, City, State and Units, WILL BE AUTHORIZED TO OFFER AN IDENTICAL DISCOUNT.

4. MPC will make a reasonable attempt to avoid competing and duplicate bids for the same purchaser, but in the end we will rely solely on the information provided,

5. Further discounts to finalize a deal will only be negotiated between MPC and the Distributor who originated the bid, but can be honored by any other Distributor.

COPIES SOLD                     MULTIPLE PURCHASE         DUPLICATION LICENSE
-----------                     -----------------         -------------------

1-2                               FULL PRICE                      --

3-4                               10%                             --

5-9                               15%                             --

10-14                             18%                             --

15-20                             22%                             --

21-30                             25%                             --

31-40                             29%                             --

41-50                             33%                             --

51-70                             37%                             --

71-90                             41%                             --

91-110                            46%                             --

111-150                           51%                             60%

151-190                           56%                             65%

191-230                           61%                             75%

231-270                           71%                             78%

271-310                           74%                             80%

311-500                           76%                             88%

501-700                           84%                             91%

701 +                             87%                             CALL FOR QUOTE

                                CRM LEARNING LOGO
                   2215 FARADAY AVE O CARLSBAD, CA 92008-7295
                        STATEMENT OF ACCOUNT BALANCE DUE

                              NOTICE DATE: 09/29/03

To: ACCTS PAYABLE, MEDIA PARTNERS   Fax:2066826929

From: Dee Dee O'Brien, Accounts Receivable Coordinator
Billing/Invoice Questions: (800) 421-0833 ext 152
Fax: (760) 931-5792
E-Mail: deedee@CRMLearning.com

Thank you for your continued business and use of CRM training products. Below is a summary of your account, including your past due balance (see area highlighted below). Please contact us within the next two business days to schedule payment of the past due amount.

Note: ANY PAST DUE BALANCE WILL BE AUTOMATICALLY REVIEWED FOR CREDIT HOLD STATUS. For your convenience, we accept payments in the form of credit card (Visa, MasterCard or American Express) and wire transfers.

-------------------------------------------------------------------------------------------------------------------
Account #: ADPWK                                                                     Past Due
-------------------------------------------------------------------------------------------------------------------
Invoice    Invoice Date    Invoice Amt    Pmts/Crdts           0-30           31-60           61-90         Over 90
-------------------------------------------------------------------------------------------------------------------
70474      06/06/00        133.25         -266.50                                                           -133.25
32589      08/06/03                                         497.50
32813      08/13/03                                         895.50
32942      08/15/03                                           7.50
33019      08/19/03                                         305.50
33067      08/21/03                                         137.50
33396      08/26/03                                         305.50
33401      08/26/03                                          15.00
33680      09/03/03                                                            8.00
33688      09/03/03                                                          112.50
33689      09/03/03                                                          112.50
33690      09/03/03                                                          137.50
33930      09/10/03                                                          843.75
33946      09/10/03                                                           37.50
33981      09/11/03                                                           15.00
33982      09/11/03                                                           45.00
34057      09/12/03                                                        1,108.62
34336      09/22/03                                                          150.00
34386      09/23/03                                                          260.62
-------------------------------------------------------------------------------------------------------------------
                           133.25         -266.50         2,830.99         2,164.00            0.00         -133.25


                                                                           TOTAL ACCOUNT BALANCE:          4,861.74

                                                                           TOTAL AMOUNT PAST DUE:           -133.25

                                    EXHIBIT E
                              MPC LICENSE AGREEMENT

MPC owns all right, title and interest, including the copyright, in the Work, and Licensee desires to obtain a limited license to use the Work in accordance with the terms of this Agreement.

Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby noted, the parties agree as follows:

1. This license agreement is a legal agreement between the Licensee and MPC for the non-exclusive, non-transferable, limited license of the Work, which includes a video tape or DVD and related printed materials. Licensee shall not copy, reproduce or distribute the Product in any manner whatsoever except as describe in this Agreement. In the event Licensee copies, reproduces or distributes the Product in a manner prohibited by this Agreement, MPC shall be permitted to recover its damages, including reasonable attorneys' fees, incurred by MPC in addition to all other damages, including consequential damages, permitted by law.

2. Licensee agrees that the Work will only be used by Licensee and its authorized agents for training purposes within the Licensees business.

3. Licensee agrees that the Work will not be broadcast through commercial, close circuit, satellite, intranet or internet systems or any other form thereof.

4.       situs clause as in principal contract

5.       arbitration clause as in principal contract


The foregoing agreement constitutes the sole and entire agreement between MPC and Licensee.